UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                    March 13, 1996 (February 21, 1996)


                           TORCHMARK CORPORATION
          (Exact name of registrant as specified in its charter)

            Delaware            1-8052        63-0780404
          (State or other     (Commission    (IRS employer
          jurisdiction of     file number)   identification no.)
          incorporation or
          organization)

            2001 Third Avenue South, Birmingham, Alabama 35233
            (Address of principal executive offices) (Zip code)


            Registrant's telephone number, including area code:
                              (205) 325-4200



                              Not Applicable
       (Former name or former address, if changed since last report)
















Item 5.   OTHER EVENTS.

     On February 21, 1996, purported class action litigation was filed in the Circuit Court of Jefferson County, Alabama against Liberty National Life Insurance Company ("Liberty"), a Torchmark Corporation subsidiary by three husband-wife couple policyholders of Liberty (Lawson v. Liberty National Life Insurance Company, Civil Action No.: CV 96-01119). The lawsuit, which was served on Liberty on March 12, 1996, alleges that in the early 1980's and 1990's Liberty induced persons to exchange Liberty life insurance policies for new coverages where either the cash value of the existing policy was depleted or the benefits were reduced. Unspecified compensatory and punitive damages as well as equitable relief are sought. Liberty expects that this litigation will be aggressively pursued by plaintiff's counsel. Liberty intends to vigorously defend this action and to vigorously oppose any classification treatment.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

                    Not applicable

     (b)  Pro forma financial information.

                    Not applicable

     (c)  Exhibits

               (99) Press Release dated March 13, 1996

                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   TORCHMARK CORPORATION



Date:  March 13, 1996              By:   /s/ William C. Barclift
                                   Name:  William C. Barclift
                                   Title: Vice President & General
                                             Counsel